SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported)   September 2, 1999
                                                       -----------------
                                                       (August 25, 1999)
                                                       -----------------

                      PUBLIC SERVICE COMPANY OF NEW MEXICO
             (Exact Name of Registrant as Specified in its Charter)


                                   Commission
          New Mexico               File Number 1-6986         85-0019030
  ---------------------------                  ------         ----------
 (State or Other Jurisdiction                               (I.R.S. Employer
        of Incorporation)                                Identification Number)



Alvarado Square, Albuquerque, New Mexico                    87158
----------------------------------------                  ---------
(Address of Principal Executive Offices)                  (Zip Code)


                                 (505) 241-2700
                            ------------------------
              (Registrant's Telephone Number, Including Area Code)



          (Former Name or Former Address if Changed, Since Last Report)




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Item 5. Other Events

Electric Rate Case

As previously reported, in May 1999, the Company and the major parties to the Company's electric rate case filed a stipulated rate agreement with the New Mexico Public Regulation Commission ("PRC") that would reduce the Company's annual revenues by approximately $37 million. On August 5, 1999, the hearing examiner recommended that the PRC approve the stipulation. (See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Deregulation - Preparation for Retail Electric Competition" in the quarterly report on Form 10-Q for the quarter ended June 30, 1999.)

On August 25, 1999, the PRC issued an order approving the rate case settlement. The PRC ordered the Company to reduce its electric rates retroactive to July 30, 1999. In addition, the order includes a rate freeze until retail electric competition is fully implemented in New Mexico or until January 1, 2003.

Upgrades of the Company's Securities Ratings to Investment Grade

On August 26, 1999, two major credit rating agencies, Moody's Investors Services, Inc. ("Moody's") and Standard and Poor's Corp. ("S&P") upgraded the Company's securities following the rate order by the PRC (see above). The Company's rating outlook by both rating agencies is "stable". Moody's upgrades include the Company's senior unsecured notes and senior unsecured pollution control revenue bonds to "Baa3" from "Ba1"; and preferred stock to "ba1" from "b1". The EIP lease obligation bonds were also upgraded to "Ba1" from "Ba2". S&P also upgraded, among other things, the Company's credit rating, senior unsecured debt and bank loan rating to BBB- from BB+. Investors are cautioned that a security rating is not a recommendation to buy, sell or hold securities, that it may be subject to revision or withdrawal at any time by the assigning rating organization, and that each rating should be evaluated independently of any other rating.

These rating actions reflect the resolution of a litigious rate case that began in 1997 and a recently enacted state law that allows utilities to recover no less than fifty percent of their stranded costs. If certain conditions identified in the state law are met, utilities may be allowed recovery of up to one hundred percent of stranded costs. The rating agencies believe that the combination of these two events reduces a large component of regulatory and legislative uncertainty, which collectively help to support the Company's long-term prospects for maintaining cash flow and earning stability. Future rating actions for the Company's securities will depend in large part on the filing with the PRC relating to numerous restructuring issues, including the Company's plan to separate the utility into a generation business and a distribution and transmission business as required by the recently enacted state law. The state law requires the Company to file its transition plan with the PRC by March 1, 2000.

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Disclosure Regarding Forward Looking Statements

The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation so long as those statements are identified as forward-looking and are accompanied by meaningful, cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the statement. Words such as "estimates," "expects," "anticipates," "plans," "believes," "projects," and similar expressions identify forward-looking statements. Accordingly, the Company hereby identifies the following important factors which could cause the Company's actual financial results to differ materially from any such results which might be projected, forecasted, estimated or budgeted by the Company in forward-looking statements: (i) adverse actions of utility regulatory commissions; (ii) utility industry restructuring; (iii) failure to recover stranded costs; (iv) the inability of the Company to successfully compete outside its traditional regulated market; (v) regional economic conditions, which could affect customer growth; (vi) adverse impacts resulting from environmental regulations; (vii) loss of favorable fuel supply contracts; (viii) failure to obtain water rights and rights-of-way; (ix) operational and environmental problems at generating stations; (x) the cost of debt and equity capital; (xi) weather conditions; and (xii) technical developments in the utility industry.




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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Public Service Company of New Mexico
                                                   (Registrant)



Date:  September 2, 1999                  /s/ John R. Loyack
                                        -----------------------------------
                                                 John R. Loyack
                                        Vice President, Corporate Controller
                                        and Chief Accounting Officer




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